U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

Venture Lending & Leasing IV, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00640	20-0372373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 14, 2004, Venture Lending & Leasing IV, Inc. (the “Fund”) entered into agreements with Société Générale and Rabobank International that established a debt facility to provide the Fund up to $125 million of financing.  Borrowings by the Fund will be collateralized by receivables from loans advanced by the Fund in its ordinary course of business.  The Fund will pay interest on its borrowings based on the secured facility’s cost of issuing commercial paper obligations.  The facility will terminate in May 2009, but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments.  There have yet to be any draws against this direct financial obligation of the Fund.

Item 7.  Financial Statements and Exhibits

Exhibit Number

Description

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING IV, INC.

(Registrant)

By:

/S/ Salvador O. Gutierrez

By:

/S/ Douglas D. Reed

Salvador O. Gutierrez

Douglas D. Reed

President

Chief Financial Officer

Date:

October 20, 2004

Date:

October 20, 2004